As filed with the U.S. Securities and Exchange Commission on June 13, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HEXCEL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-1109521
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901

(Address of Principal Executive Offices) (Zip Code)

Hexcel Corporation 2016 Employee Stock Purchase Plan (as amended and restated effective May 8, 2025)

(Full Title of the Plan)

Gail E. Lehman
Executive Vice President, Chief Legal and Sustainability Officer, and Secretary

Hexcel Corporation
Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901
(203) 969-0666

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Hexcel Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register an additional 500,000 shares of its common stock, par value $0.01 per share (“Common Stock”), issuable to eligible participants under the Hexcel Corporation 2016 Employee Stock Purchase Plan (as amended and restated effective May 8, 2025) (the “Plan”). At the Registrant’s annual meeting of stockholders held on May 8, 2025, the Registrant’s stockholders approved the authorization of an additional 500,000 shares for sale under the Plan, the extension of the expiration date of the Plan from May 5, 2026, to May 5, 2031, and the revision of the definition of eligible “compensation” to remove bonuses and commissions.

The additional shares of Common Stock issuable pursuant to the Plan are securities of the same class as other securities for which Registration Statements on Form S-8 were filed with the Commission on June 10, 2016 (File No. 333-211953) and June 9, 2021 (File No. 333-256928) (the “Prior Registration Statements”). Accordingly, the contents of the Prior Registration Statements are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8, except to the extent supplemented, amended or superseded by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on February 5, 2025 (including the information incorporated by reference therein from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 25, 2025);

•	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Commission on April 21, 2025;

•	the Registrant’s Current Reports on Form 8-K filed with the Commission on January 7, 2025, January 22, 2025, February 12, 2025, February 26, 2025, March 14, 2025, April 21, 2025, and May 14, 2025 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

•	the description of the Registrant’s Common Stock set forth in Exhibit 4.6 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, together with any amendment or report filed with the Commission for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the Commission) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 1 to the Registrant’s Registration Statement on Form 8-A dated July 9, 1996).

4.2	Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002, filed on March 31, 2003).

4.3	Amended and Restated Bylaws of the Registrant (as of September 12, 2023) (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated September 15, 2023).

5.1	Opinion of Gail E. Lehman, Executive Vice President, Chief Legal and Sustainability Officer, and Secretary of Hexcel Corporation, as to the legality of the Common Stock being registered.*

23.1	Consent of Ernst & Young LLP.*

23.2	Consent of Gail E. Lehman (included in Exhibit 5.1).*

24.1	Power of Attorney (included on the signature page of this Registration Statement).*

99.1	Hexcel Corporation 2016 Employee Stock Purchase Plan (as amended and restated effective May 8, 2025)*

107	Calculation of Filing Fee Table.*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on June 13, 2025.

HEXCEL CORPORATION

By:	/s/ Patrick J. Winterlich
Patrick J. Winterlich
Executive Vice President and Chief Financial Officer

Each person whose signature appears below constitutes and appoints Thomas C. Gentile III, Patrick J. Winterlich, Gail E. Lehman, Lauren Shumejda and Heather M. DeGregorio, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Hexcel Corporation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas C. Gentile III Thomas C. Gentile III	Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)	June 13, 2025

/s/ Patrick J. Winterlich Patrick J. Winterlich	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 13, 2025

/s/ Amy S. Evans Amy S. Evans	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	June 13, 2025

/s/ Jeffrey C. Campbell Jeffrey C. Campbell	Director	June 13, 2025

/s/ James J. Cannon James J. Cannon	Director	June 13, 2025

/s/ Cynthia M. Egnotovich Cynthia M. Egnotovich	Director	June 13, 2025

/s/ Guy C. Hachey Guy C. Hachey	Director	June 13, 2025

/s/ Patricia A. Hubbard Patricia A. Hubbard	Director	June 13, 2025

/s/ David H. Li David H. Li	Director	June 13, 2025

/s/ Nick L. Stanage	Director	June 13, 2025
Nick L. Stanage

/s/ Catherine A. Suever Catherine A. Suever	Director	June 13, 2025